Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Eledon Pharmaceuticals, Inc. of our report dated March 28, 2024, except for the effects of the restatement disclosed in Note 13 to the consolidated financial statements, as to which the date is August 19, 2024 (which report contains explanatory paragraphs related to going concern as discussed in Note 2 to the consolidated financial statements and restatement of the 2023 consolidated financial statements as discussed in Note 13 to the consolidated financial statements) relating to the consolidated financial statements of Eledon Pharmaceuticals, Inc. appearing in its Amendment No. 2 to the Annual Report on Form 10-K/A for the year ended December 31, 2023.

We also consent to the references to us under the headings “Experts” in the prospectus and prospectus supplement, which are part of such Registration Statement.

/s/ KMJ Corbin & Company LLP

Glendora, California

September 20, 2024